UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2009

OTTER TAIL AG ENTERPRISES, LLC

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	000-53042	41-2171784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

24096 - 170th Avenue
Fergus Falls, MN 56537-7518
(Address of Principal Executive Offices)(Zip Code)

(218) 998-4301
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 1, 2009, Otter Tail Ag Enterprises, LLC (the “Company”) failed to pay interest due on its master loan agreement (the “Master Loan Agreement”) with Agstar Financial Services, PCA (“Agstar”), which triggered an event of default provision in the Master Loan Agreement.  The Company has outstanding with Agstar a construction term loan in the amount of $29,000,000, a term revolving loan in the amount of $6,000,000, and a revolving line of credit loan in the amount of $6,000,000, each governed by the Master Loan Agreement.  In addition, as of the date of this filing, the Company has failed to pay interest due on its construction and term loan agreement (the “Construction and Term Loan Agreement”) with MMCDC New Markets Fund II, LLC (“NMF”), which triggered an event of default provision in the Construction and Term Loan Agreement.  The Company has outstanding with NMF a term loan of $14,480,500 and subordinated note for $4,694,500, each governed by the Construction and Term Loan Agreement.  Finally, as of the date of this filing, the Company failed to make Basic Payments (defined as an amount equal to aggregate principal and interest on the Subordinate Exempt Facility Revenue Bonds, Series 2007A and General Obligation Tax Abatement Bonds, Series 2007B And Series 2007C) on its capital lease (the “Capital Lease”) with Otter Tail County, Fergus Falls, Minnesota (the “County”), which triggered an event of default provision in the Capital Lease.  The Company has outstanding with the County a Capital Lease in the amount of $26,010,000, or an amount equal to the $20,000,000 Subordinate Exempt Facility Revenue Bonds, Series 2007A and $6,010,000 General Obligation Tax Abatement Bonds, Series 2007B And Series 2007C.

Under the terms of the Master Loan Agreement with Agstar, the Construction and Term Loan Agreement with NMF and the Capital Lease with the County, an event of default entitles the lender to accelerate the due date of all principal, interest and related fees to the present date.  None of the Company’s lenders as yet have declared that principal, interest and related fees are due and payable, and the Company is working with each lender on modifying or waiving certain terms in each agreement to bring the Company into compliance with repayment requirements.

Forward-Looking Statements:

This Form 8-K and the attached exhibit contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” sections in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2008, as amended, and its quarterly reports on Form 10-Q, and in conjunction with other SEC reports filed by the Company that discuss important factors that could cause actual results to differ materially.  The Company expressly disclaims any current intention to update any forward-looking statements contained in this current report as a result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Otter Tail Ag Enterprises, LLC

Date: February 18, 2009	By /s/ Anthony Hicks
	Name:	Anthony Hicks
	Title:	Chief Executive Officer and Chief Financial Officer